Exhibit 10.22

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

MASTER SOFTWARE LICENSE, PRODUCT DEVELOPMENT AND DISTRIBUTION AGREEMENT

This MASTER SOFTWARE LICENSE, PRODUCT DEVELOPMENT AND DISTRIBUTION AGREEMENT (“Agreement”), effective the date of last signature below (the “Effective Date”), is made between Motorola, Inc., a Delaware corporation, and its affiliates with a place of business at 600 North U.S. Highway 45, Libertyville, IL 60048 (“Motorola”); and Danger, Inc., a Delaware corporation, with an office at 3101 Park Blvd., Palo Alto, CA 94306 (“Danger”). Motorola and Danger are each a “Party,” and together are “Parties,” to this Agreement.

IN WITNESS WHEREOF, this Agreement together with its attachments constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes any and all prior negotiations, promises, commitments, undertakings, and agreements of the parties relating thereto.

MOTOROLA, INC.		DANGER

By:	/s/ Steve Lala	By:	/s/ Henry R. Nothhaft
Name:	Steve Lala	Name:	Henry R. Nothhaft
Title:	Corporate VP 3GSM	Title:	Chairman & CEO
Date:	9/14/2006	Date:	9/14/2006

Attachments:

Exhibit A - Statement of Work: Product Specifications; Acceptance Test Criteria

Exhibit B Support Services

Exhibit C - Master Technology Escrow Deposit Supplement

AGREEMENT

1)	DEFINITIONS.

a)	“Acceptance” or “Accepted” means that a Deliverable is verified by Motorola as conforming to the technical and functional specifications stated in Exhibit A (“Specifications”).

b)	“Adaptations” shall mean any changes, associated technical data and information; specific to integration of the Software with Motorola Products.

c)	“Approved Carriers” shall mean wireless network operators that purchase hosted data services from Danger.

d)	“Client Software” means Danger’s proprietary software that is installed on the Products. Client Software shall include all [ * ] Motorola as specified in this Agreement or in an applicable SOW. Client Software does not include software [ * ] (e.g. [ * ], etc.) or [ * ] (as defined below).

e)	“Deliverable(s)” means Client Software and such items identified in the Statement of Work.

f)	“Derivative Work” means a work that is based on one or more pre-existing works, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such pre-existing work may be recast, transformed, or adapted, and, if prepared without authorization of the copyright owner of such pre-existing work, would constitute a copyright infringement. For purposes of this Agreement, a Derivative Work includes a compilation that incorporates such pre-existing work.

Software License & Distribution Agreement	Page 1 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

g)	“Documentation” means, in a format as mutually agreed, the user guide, compilation instructions, documents, manuals and computer-readable files, regarding the installation, use, operations, functionality, troubleshooting and other technical information sufficient to use the Deliverables.

h)	“End-Users” means customers who acquire Product(s) for their use and not for resale.

i)	“Enhancement” means any material addition to the performance or functionality of the Software that is not simply the correction of an error.

j)	“Illicit Code” means any computer instructions in the Software that are not intended to provide the functionality described in the Software’s Documentation and that interfere with Motorola’s use or right to quiet enjoyment of its license to the Software or that interfere with or prevent Motorola’s use of the Software as provided in this Agreement. Illicit Code includes what is commonly known as computer viruses, Trojan Horses, self-destruction mechanisms, and such other computer instructions purposely and maliciously written to disable, destroy, or otherwise alter the software or hardware on which the Software executes; or reveal any data or other information accessed through or processed by the Software in a manner not intended for the normal operation of the Software. The parties’ acknowledge that the normal and intended operation of the Software includes gathering information about Product performance and usage and gathering debugging information.

k)	“Intellectual Property Rights” means all tangible and intangible: (1) right associated with works of authorship throughout the world, including but not limited to, copyrights, moral rights, and maskworks; (2) trademarks and trade name rights and similar rights; (3) trade secret rights; (4) patents, designs, algorithms, and other intellectual and/or industrial property rights (of every kind and nature throughout the world and however designated) whether arising by operation of law, contract, license, or otherwise; and (5) all registrations, initial applications, renewals, extensions, continuations, divisions, or reissues thereof now or hereafter in force (including any rights in the foregoing).

l)	“Object Code” means computer-programming code in machine-readable form.

m)	“Product(s)” means those Motorola products that may be combined or bundled with the Software on or before the termination or expiration of the Agreement and that interoperate with the Danger Service Software. Each Product will be defined in an SOW and neither party shall have any responsibility with respect to a Product until an SOW is mutually agreed upon.

n)	“Publicly Available Software” means (1) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g. Linux) or similar licensing or distribution models; and (2) any software that requires as a condition of use, modification and/or distribution of such software that such software or other software incorporated into, derived from or distributed with such software (a) be disclosed or distributed in source code form, (b) be licensed for the purpose of making derivative works, or (c) be redistributable at no charge. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (1) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (2) the Artistic License (e.g., PERL); (3) the Mozilla Public License; (4) the Netscape Public License; (5) the Sun Community Source License (SCSL); (6) the Sun Industry Source License (SISL); and (7) the Apache Software license.

o)	“Radio Firmware” means the collection of software operating on a Product (typically executed on one or more CPUs and/or DSPs) that is required to provide SMS, voice and data transport via a wireless network as well as debugging output, call control and status information.

p)	“Server Software” shall mean Danger’s proprietary Software that interoperates with the Client Software from servers hosted by Danger or its licensees.

q)	“Services” means the Support Services as defined in Exhibit B, and services and work Danger will provide Motorola as set forth in the SOW.

r)	“Software” means Object Code or Source Code or both, as described in the Specifications, and its Documentation, Enhancements, Updates and Upgrades. Client Software, Server Software, Third-Party Software, Enhancements, Updates and Upgrades, when incorporated, shall be considered “Software.”

Software License & Distribution Agreement	Page 2 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

s)	“Source Code” means human readable computer programming code.

t)	“Statement of Work” or “SOW” means the detailed description of a Product, including but not limited to tasks, deliverables, milestones, timeline or schedule and responsibilities of the Parties. An SOW may be changed only by a document signed by both Parties recording any changes to the SOW (“Change Order”) and new SOWs added upon the mutual written agreement of the Parties. New SOWs will be attached hereto and consecutively numbered as Exhibit A, Exhibit A-1, Exhibit A-2, etc.

u)	“Term” shall mean the Initial Term and all Renewal Terms of this Agreement.

v)	“Third Party Contractors” shall mean Motorola’s consultants, contractors, representatives, or agents, for whose actions Motorola shall remain responsible.

w)	“Third Party Software” shall mean Software that is licensed by Danger or Motorola from a third party and is incorporated into Products.

x)	“Update” means any change or addition to the Object Code or Source Code or Documentation to correct errors, support new or revised operating systems, support new input/output devices, or provide error corrections.

y)	“Upgrade” means any modification or revision to the Software that warrants a new revision number (x.0) in accordance with industry practices.

2)	GRANT OF LICENSE.

a)	Object Code License Grant. Subject to the terms and conditions of this Agreement, Danger grants to Motorola a perpetual, worldwide, non-exclusive, fully paid up license, with limited right of sublicense (as described below), to use, make, reproduce, demonstrate, create Derivative Works, market, and/or otherwise distribute Client Software Object Code incorporated into the Product; and to grant End Users the limited right to use the Client Software Object Code solely as incorporated into a Product. Motorola’s sublicense right shall be limited to licensing the Client Software Object Code to third parties that are necessary for the design, manufacture, distribution and/or repair of Products. Motorola shall enter into written agreements with such sublicensees that are at least as protective of Danger’s rights in the Client Software as this Agreement. Danger shall separately sublicense the Client Software to End Users when an End User activates a Product. All rights granted End Users shall survive termination or alteration of this Agreement.

b)	Source Code License Grant. To the extent Client Software Source Code is not provided for Software or any component thereof, Danger shall place such Source Code for the Software into escrow with Iron Mountain Property Management/DSI Technology Escrow, subject to the terms of a mutually agreed upon source code escrow agreement attached hereto as Exhibit C. The Client Software Source Code placed into escrow shall include the Source Code for Third Party Software licensed by Danger only to the extent Danger has the rights to do so. Motorola shall bear all costs of the source code escrow. The parties acknowledge that future joint products may require Motorola’s use of Danger’s Source Code; Danger will grant to Motorola an appropriate Source Code license under mutually agreed-upon terms at such time. Licenses to, and delivery schedules for, Source Code will be set forth in SOWs for projects requiring Source Code.

c)	Use of Documentation. Danger grants to Motorola and its Third Party Contractors a perpetual, worldwide, non-exclusive, fully paid-up license to use, display, distribute, reproduce, have reproduced, edit, translate, create Derivative Works, and modify Documentation solely for the purpose of developing, manufacturing, distributing, marketing or repairing Products.

3)	OWNERSHIP OF SOFTWARE, RESTRICTIONS.

a)	Title to the Software will remain in Danger. Title to all Derivative Works, Enhancements and Adaptations made by or paid for by Motorola will remain in Motorola, subject to Danger’s underlying ownership of the Software. Motorola’s rights to use the Software or any portion thereof contained in any Derivative Work, Enhancement or Adaptation shall be limited to the rights granted in Section 2 above and the restrictions of this Section 3. For any work which Motorola pays Danger to perform for Motorola, the parties shall execute a separate agreement that specifies the schedule, scope and ownership rights in such work.

Software License & Distribution Agreement	Page 3 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

b)	Other than the rights granted in Section 2, no other license, right, or interest is granted to Motorola by implication, estoppel, or otherwise, for any purpose, and any rights not expressly granted are reserved by Danger. Without limiting the foregoing, Motorola shall not, and shall not authorize any third party to: (a) translate, reverse engineer, decompile, disassemble, attempt to derive the Source Code of any Software provided to Motorola solely in Object Code form; (b) modify or create any Derivative Works to the Software; (c) during the term of this Agreement, provide or authorize a third party to provide any functionality or software applications on any Product that enables a service that is directly competitive with the Danger Service Software (i.e., provides similar features or functionality), unless agreed to by Danger in writing (d) sublicense, rent, lease, loan, timeshare, sell, distribute, assign or transfer any rights in, grant a security interest in, or transfer possession of the Software, except as expressly provided in this Agreement; or (e) obfuscate, alter or remove any of Danger’s copyright or other proprietary rights notices or legends appearing on or in the Software or Documentation. The parties acknowledge and agree that the licenses granted by Danger under this Section 3 are restricted to Products that are compatible with the Danger Software (and no other software or services with similar functionality) and that are based on SOWs.

4)	DELIVERY, ACCEPTANCE. Danger shall provide its Deliverables to Motorola, [ * ] (Incoterms 2000) [ * ] designated location, for reasonable Acceptance testing in accordance with the SOW. Motorola will provide Notice upon Acceptance of said Deliverables, or details of nonconformities. Danger shall correct such nonconformities within ten (10) days. Upon Acceptance, Danger shall deliver its Documentation. Danger shall [ * ] and [ * ] during the Term and any subsequent support period made available to Danger’s regular commercial customers. Motorola shall provide its Deliverables to Danger in accordance with the SOW. Motorola shall provide appropriate information, support and cooperation to enable Danger to perform its Services according to the SOW.

5)	PRODUCT DEVELOPMENT, MANUFACTURING AND SALES

a)	Development.

i)	[ * ] will, [ * ], determine which specific [ * ] will form the basis for a [ * ]. Motorola will be responsible for the hardware design of each Product and will dedicate sufficient resources to produce hardware designs. The hardware design for each Product will be set forth in the Product SOW that is mutually agreed upon by the parties.

ii)	As set forth in each SOW, Danger will assign certain management and engineering resources for Motorola development support that will be able to port the Client Software for each Product with limited software development support from Motorola. Prior to commencing development work on each Product, the parties will mutually agree upon an SOW for the Product that sets forth the specifications, Deliverables and schedule for such Product. The parties will work together to provide APIs, support, access and/or extensions to debug the Products.

iii)	Product Lifecycle Management. The parties agree to conduct reviews at least once per [ * ] to evaluate: (a) [ * ] and [ * ] to the Products to ensure customer satisfaction; (b) [ * ] and [ * ] orders; (c) [ * ] to [ * ] Product [ * ] and [ * ]; (d) [ * ] opportunities and (e) [ * ] decisions regarding particular versions of the Product and the [ * ] of support with respect to such Product versions. For Product changes to be implemented following such reviews, the schedule, allocation of costs (if any), and other details for such changes shall be set forth in change orders agreed upon by the parties. Motorola will provide Danger written notice, at least [ * ] prior to discontinuing production (“end of life”) of a Product or parts for a Product.

iv)	Roadmap. The parties will cooperate to develop a product roadmap and associated schedule that reflects the direction and future evolution of Products. The roadmap may include plans for major releases of, or other modifications to, Products, such as different industrial designs, cost reductions, and other new features as to which the parties may mutually agree.

v)	Operator Promotion and Commitment. Danger and Motorola will jointly promote Products to target mobile operators. Upon execution of this Agreement, the parties acknowledge that one (or more) operators have made a purchase commitment that satisfies Motorola’s and Danger’s requirements to commence development and commercially ship the first Product to be developed hereunder.

b)	Testing.

i)	Danger, [ * ], will be responsible for testing the Client Software and Service Software with Products internally to confirm compatibility and performance to Motorola. The parties shall set forth specific test plans in the SOW for a particular Product. As set forth in the applicable SOW, Motorola shall provide Danger with engineering verification testing (EVT), design verification testing (DVT) and process verification testing (PVT) Products for testing, evaluation and field trials.

Software License & Distribution Agreement	Page 4 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

ii)	Motorola, [ * ], shall be responsible for testing Products for compliance with all applicable governmental and industry regulations (including, but not limited to, FCC, PTCRB, UL, CE and GSM requirements) and shall obtain any necessary agency, regulatory, and industry-required approvals (collectively “Regulatory Tests”). In addition, Motorola, [ * ], shall be responsible for performing all Approved Carrier testing and certifications. Provided however, if Motorola is required to perform a [ * ] Test or an [ * ] test because a Product fails such test primarily due to a [ * ], then [ * ] will [ * ] for [ * ] in any such [ * ]tests. For each Product, Danger shall provide Motorola with reasonable support for testing and certifications as mutually agreed to in the applicable SOW.

c)	Manufacturing and Distribution.

i)	Motorola shall be responsible for Product manufacturing and the fulfillment of orders for Products, including shipping, delivery and payment of any import duties, taxes, environmental charges, etc. Motorola may fulfill these responsibilities itself, or may have its affiliates or other third parties perform these obligations (e.g. use of third party contract manufacturers) on Motorola’s behalf. In any event, Motorola shall be liable for its affiliates and authorized third parties’ performance of these obligations.

ii)	Branding. Subject to the requirements of an Approved Carrier, Products shall be branded “Motorola” on the hardware portion of the Product. Danger’s branding will appear on the web-portal Danger hosts for Approved Carriers. The parties may provide for more detailed branding specifications for a particular Product in a Product SOW, including whether Danger’s branding will appear on the Client Software interface for a particular Product.

d)	Danger Sales & Marketing.

i)	During the term of the Agreement, Motorola will use [ * ] to market and sell the Products to Approved Carriers and other wireless network operators in accordance with the terms of this Agreement. Motorola will provide sales and marketing support for Approved Carriers and other wireless carriers that [ * ] with [ * ] in Motorola’s [ * ] with [ * ]. Motorola shall provide reasonable numbers of demonstration Products, as requested by Danger, at manufacturing cost for Danger’s demonstration and marketing purposes. Motorola shall also make pre-sale demonstration and sample Products available to Approved Carriers and other wireless carriers at favorable terms.

ii)	Sales and Marketing Plan. Motorola and Danger agree to collaborate on a sales and marketing plan to be mutually created by the parties within sixty (60) days after the execution of an SOW (the “Sales and Marketing Plan”), which shall include, without limitation, how the parties will jointly approach and manage Approved Carriers and other wireless carriers, the expected price range for the Products, sales thresholds and market catalysts for price changes, target territories for distribution, target sales quotas, and a description of marketing collateral and sales materials. Ninety (90) days prior to the end of each calendar year during the term of this Agreement, the parties agree to negotiate in good faith any modifications and updates to the requirements in the Sales and Marketing Plan for the subsequent year.

6)	SUPPORT.

a)	Danger Support for Motorola.

i)	Support Services. Danger’s Support Services for Motorola are detailed in Exhibit B. Danger covenants to Motorola that such Support Services shall be provided [ * ] to [ * ] and [ * ].

ii)	Sales Training. Danger will offer training to Motorola’s channel managers (in English) as mutually agreed upon by the parties. Danger shall provide electronic versions of training materials and sales materials (in English) to Motorola and shall update such materials periodically to provide support for ongoing distribution of Products.

b)	Danger Support for Approved Carriers.

i)	Customer Support. Danger will provide “train-the-trainer” technical support training sessions with respect to Danger’s Software for Approved Carriers’ support personnel to enable such personnel to perform support services for End Users and other internal support personnel.

Software License & Distribution Agreement	Page 5 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

ii)	Network Operations Center (NOC) Support. With respect to Products, Danger will provide NOC service support to Approved Carriers as it is currently providing in relation to other wireless devices that interoperate with Danger’s software and services.

iii)	Covenant. With respect to Products, Danger will provide Customer Support to Approved Carriers at a level no less than the level that Danger offers for other wireless devices that interoperate with Danger’s software and services such that Products will not be disadvantaged in the marketplace from a Customer Support perspective.

c)	Post-Sales Support.

i)	Motorola shall be responsible for managing all post-sales support for Products, including, but not limited to, in-warranty and out-of-warranty servicing of Product returns and repairs, reverse logistics management, and replacement or “seed-stock” support to Approved Carriers. All Product repairs and returns from Approved Carriers will be managed through Motorola and its agents.

ii)	Quality. Motorola will collect all warranty returns for the Product, and using the methodology set out in the applicable SOW, Motorola will calculate the rate at which the Product is failing in the field on a monthly basis (the “Field Defect Rate” or “FDR”). Motorola will maintain commercially reasonable records with respect to warranty returns, and will provide a report of its findings with respect to the Client Software to Danger on a [ * ] basis. The parties shall work together in good faith to ensure that the Client Software does not contribute more than [ * ]% to [ * ] per [ * ], where “X” will be defined [ * ]. The parties will allocate responsibility for field failures as follows:

(1)	For Client Software based repairs, Danger will be responsible as set out in the applicable SOW;

(2)	For hardware based repairs, and any software based repairs allocated to [ * ] in the applicable SOW (e.g. Radio Firmware), [ * ] will be responsible; and

(3)	For all other returns the parties will allocate responsibility as [ * ].

Specifics for each Product and/or carrier will be covered in each associated SOW.

7)	PAYMENT, TAXES AND AUDITING.

a)	Motorola will pay any NRE fees and other payments per the terms of the applicable SOW. Motorola will pay all items set forth in an SOW net [ * ] days following the date of receipt of Danger’s true and correct invoice. Except as otherwise stated in an SOW, [ * ] or otherwise in [ * ]. Motorola [ * ] Motorola has received written confirmation that Danger has deposited any necessary Source Code into escrow.

b)	Motorola shall pay any and all fees, currency conversion costs, taxes and other costs or charges on all payments and transfers to Danger (excluding taxes to which Motorola is exempt), exclusive of any income taxes calculated on Danger’s net income, for which Danger is solely responsible. To the extent that Motorola is required by law to withhold income-based taxes based upon Danger’s income, Motorola will deduct such tax from the fees payable to Danger and remit them to the appropriate government authorities; provided that Motorola promptly sends Danger a certificate showing the payment of such tax.

c)	Reporting. Within [ * ] days of the end of each calendar quarter, Motorola will report to Danger Product shipments for such calendar quarter.

Software License & Distribution Agreement	Page 6 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

8)	EXCLUSIVITY / TIME TO MARKET ADVANTAGE.

a)	Subject to the terms and conditions of this Agreement, and except for [ * ], Motorola will be the exclusive distributor of the Client Software on mobile devices for [ * ]. Motorola’s rights under this Section 8 shall terminate upon the occurrence of any of the following:

i)	Failure to meet any of the following “Milestones” solely based on Motorola’s (or its agents’) failure

(1)	Milestone 1: [ * ] within [ * ] days following the execution of this Agreement. The parties shall work in good faith to [ * ] the [ * ] within such [ * ] day period.

(2)	Milestone 2: completing [ * ] to Danger for the [ * ] hereunder by [ * ]; or

(3)	Milestone 3: [ * ] with an [ * ] by [ * ].

ii)	The commercial shipment of a Product does not happen by [ * ] based on [ * ], or in any event does not happen by [ * ].

iii)	If within [ * ] months of the first commercial shipment of a Product, Motorola has not sold and shipped [ * ] units.

b)	Notwithstanding Motorola’s exclusivity rights in this Section 8, in the event that [ * ], Danger shall have the right to [ * ] and [ * ] [ * ]. “[ * ]” shall mean an original [ * ] or a [ * ] with a [ * ] not greater than [ * ]

c)	Notwithstanding the parties’ rights in Joint Information in Section 10, for any Motorola initiated Enhancements that are Joint Information under this Agreement, Danger shall not permit or enable any party other than Motorola to distribute such Enhancements for use on or with a mobile device, until the earlier of (i) the date of [ * ] of each such Enhancement on a Product or (ii) [ * ] after Danger’s [ * ] of the Enhancement in a commercial release candidate form. An Enhancement will be deemed initiated by Motorola if Motorola [ * ] through a [ * ] and such feature is not [ * ].

9)	CONFIDENTIALITY.

a)	Each Party agrees that all business, technical, financial and other information that it obtains from the other is the confidential property of the disclosing Party (“Confidential Information” of the disclosing Party) and shall be marked with a suitable legend. The receiving Party will hold in confidence and with reasonable care and not use or disclose any Confidential Information of the disclosing Party except under a ‘need to know’ basis and shall similarly bind its employees and contractors in writing. Upon termination of this Agreement or upon request of the disclosing Party, the receiving Party will return to the disclosing Party or destroy (and certify such destruction) all Confidential Information of such disclosing Party, all documents and media containing such Confidential Information and any and all copies or extracts thereof. The receiving Party shall not be obligated under this section with respect to information the receiving Party can document: (1) is or has become readily publicly available without restriction through no fault of the receiving Party or its employees or agents; or (2) is received without restriction from a third Party lawfully in possession of such information and lawfully empowered to disclose such information; or (3) was rightfully in the possession of the receiving Party without restriction prior to its disclosure by the other Party; or (4) was independently developed by employees or consultants of the receiving Party without access to such Confidential Information; or (5) is required to be disclosed by law or order of court of competent jurisdiction. The Parties agree that breach of these obligations may result in irreparable harm to the disclosing Party for which damages would be an inadequate remedy and the disclosing Party shall be entitled to seek equitable relief, including injunction, in the event of such breach. Either party may disclose this Agreement to its auditors, attorneys and investors provided such parties are bound to keep this Agreement confidential.

b)	Either Party shall be unrestricted in its use of Residuals for any purpose, including use in the development, manufacture, promotion, sale and maintenance of its products and services; provided, that no license under any patents, copyrights or mask work rights of the disclosing party is thereby conveyed. The term “Residuals” means information of a general nature, such as general knowledge, ideas, concepts, know-how, professional skills, work experience or techniques (not specifics such as exact implementations) that is retained in the unaided memories of the receiving party’s employees who have had access to the disclosing party’s information pursuant to the terms of this Agreement. An employee’s memory is unaided if the employee has not intentionally memorized the Information for the purpose of retaining and subsequently using or disclosing it.

Software License & Distribution Agreement	Page 7 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

c)	Notwithstanding the foregoing, the parties agree and understand that either party may be developing similar products and services to those being discussed hereunder. Nothing in this Agreement shall prevent either party from developing such similar products and services. Additionally, this Agreement shall not prevent the movement of employees within Motorola.

10)	INTELLECTUAL PROPERTY RIGHTS.

a)	“Joint Information” means any newly developed technical information, software, design tools, documentation and any related information which is developed by a contribution of one or more of Danger’s employees or agents jointly with one or more of Motorola’s employees, agents or consultants during the Term. Joint Information does not mean and does not include any underlying information developed prior to the effective date of this Agreement or during the Term solely by Danger or Motorola. Joint Information does not include Danger Information or Motorola Information (as defined herein).

b)	“Motorola Information” means any underlying information developed prior to the effective date of this Agreement by Motorola or newly developed technical information, software, design tools, documentation and any related information which is developed by Motorola without the assistance or input of any of Danger’s employees or agents. Motorola shall own all right, title and interest in and to all Motorola Information.

c)	“Danger Information” means any means any underlying information developed prior to the effective date of this Agreement by Danger or newly developed technical information, software, design tools, documentation and any related information which is developed by Danger without the assistance or input of any of Motorola’s employees or agents. Danger shall own all right, title and interest in and to all Danger’s Information.

d)	All Joint Information, except publicly known information, will be in written or in other tangible form, marked “Danger-Motorola Proprietary” and will be maintained confidential by both parties during the term of this Agreement and for three (3) years thereafter. The Parties will own the Joint Information jointly. Either Party may file patent applications for inventions conceived or made by its employees or agents or consultants during the Term, which inventions are not made jointly with employees or agents of the other Party, but neither Party will be required to file such patent applications, secure any patent or maintain any patent. Joint patents will be jointly owned by the Parties. The Parties will cooperate to handle prosecution and administration of the jointly owned patents. Jointly owned patents may be used for any and all purposes and the Parties are free to license third parties under the joint patents without any accounting to each other. The Parties will mutually agree on which inventions and in which countries patent applications are to be filed, and which Party will file for the patent. The Parties will cooperate in filing patent applications and other formalities required to protect or enforce their joint Patent rights. Neither Party will be required, however, to incur any costs, such as patent application costs, to which it has not agreed. If, after the Parties meet and discuss matters relating to obtaining patent protection for jointly-owned inventions, one Party does not want to pursue filing a patent application on any joint inventions in any country, the other Party may independently pursue patent protection of the invention in such country on behalf of that party only at that party’s sole expense. The Party who so pursues patent protection in such country will be the sole owner of any resulting issued patent in such country and will be entitled to all revenues derived by such Party relating to the resulting issued patent, provided, however, that the other party will have a worldwide, non-terminable, nonassignable (except in a merger or acquisition), non-exclusive, royalty-free license under such resulting patent within such country and for the full term of such patent, to make, have made, use, and sell products or processes utilizing or embodying the subject matter claimed in such patent. Nothing in this section will be construed as granting a technology license.

e)	Either Party shall be unrestricted in its use of Feedback for any purpose, including use in the development, manufacture, promotion, sale and maintenance of its products and services; provided, that no license under any patents, copyrights or mask work rights of the disclosing party is thereby conveyed. The term “Feedback” means fixes, suggestions, advice or corrections that one party provides to the other for the other party’s proprietary “Information” (i.e. Danger provides Feedback to Motorola for the Motorola Information and visa-versa).

11)	WARRANTIES.

a)	Danger represents and warrants that, except as described in Exhibit D, as of the Effective Date there are no unresolved claims or pending litigation asserted against Danger that relate to Intellectual Property Rights in the Client Software, trademarks or any part thereof. Danger represents and warrants that, to its knowledge, the Client Software includes no Illicit Code. Danger represents and warrants that it neither has nor will take any actions that (1) create, or purport to create, any obligation on behalf of Motorola, or (2) grant, or purport to grant, any rights or immunities to any third party under Motorola’s Intellectual Property Rights or its other proprietary rights.

Software License & Distribution Agreement	Page 8 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

b)	Danger represents and warrants that, for a period of [ * ] from the [ * ], (1) the Client Software version/release applicable for such unit will perform in conformance with the Specifications and its Documentation; provided that the Client Software is used as specified in the Documentation; (2) Danger will provide [ * ], and [ * ] with the [ * ]; and (3) Danger will correct any failure, malfunction, defect, or nonconformity in the latest Client Software version/release applicable for each Product following written notice that such Client Software is not in conformance with its Specifications and Documentation as specified in the applicable SOW. Any such written notice shall provide sufficient detail on the failure, malfunction, defect, etc. for Danger to diagnose and recreate the issue; provided however, if Danger is unable to reproduce the issue, the parties shall continue to work together to identify and resolve the purported issue. The foregoing warranties do not apply to errors, defects, or non-conformities due to (1) misuse of the Software solely by Motorola; (2) unauthorized modification of the Software by Motorola; or (3) failure of Motorola to use compatible hardware and Radio Firmware as set forth in the Specifications.

c)	OTA. The parties agree that any defects, errors, malfunctions, etc. of the Client Software on Products already distributed to End Users shall be cured, [ * ], by [ * ] of the Client Software to such Products. [ * ] will be responsible for any costs associated with the delivery of [ * ] for Client Software. The parties shall discuss how to allocate costs and whether [ * ] will charge a fee for the delivery of [ * ] for software that is not Client Software (e.g. Radio Firmware). The parties acknowledge that any [ * ] shall be subject to the requirements of Approved Carriers. Responsibility for defects found in software that is delivered via [ * ] shall be allocated pursuant to [ * ].

d)	Remedy. In the event of a breach of the warranties provided for in subsections (a) and (b) above, Danger shall promptly provide Motorola with a new version or release of the Client Software that conforms to the above warranties. [ * ] shall [ * ] as soon as possible. However, if, [ * ] after receipt of Motorola’s notice, Danger has failed provide conforming versions of the Client Software, Danger shall be deemed to be in material breach of the warranties in this Section 11 and Motorola may exercise its rights and remedies as set forth in this Agreement, at law, equity or otherwise with respect to such material breach. The Parties may agree to additional warranties and remedies in an applicable SOW.

e)	Warranties for Publicly Available Software.

i)	Danger warrants that it has processes and precautions [ * ], or any other [ * ], will be [ * ] to the [ * ] or otherwise into the [ * ], as a result of Danger’s activities pursuant to this Agreement. Danger warrants that for any [ * ] included in the [ * ], no portion of such [ * ] shall [ * ] Software, and Danger will not [ * ] such [ * ] in [ * ] as to [ * ], or any other [ * ], [ * ] by such [ * ] as a result of the activities contemplated pursuant to this Agreement.

ii)	Motorola warrants that it has processes and precautions [ * ], or any other [ * ], will be [ * ] to the [ * ] or otherwise into the [ * ], as a result of Motorola’s activities pursuant to this Agreement. Motorola warrants that for any [ * ] included in the [ * ], no portion of such [ * ] shall [ * ] software, and Motorola will not [ * ] such [ * ] in [ * ] as to [ * ], or any other [ * ], [ * ] by such [ * ] as a result of the activities contemplated pursuant to this Agreement.

f)	Danger represents and warrants that during the term of this Agreement or any extension thereof, Danger will not [ * ] the license of the Client Software [ * ].

g)	EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION, DANGER DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY SOFTWARE, INCLUDING THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTIES SET OUT IN THIS SECTION ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF DANGER FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF THE SOFTWARE. DANGER DOES NOT WARRANT THAT THE SOFTWARE IS ERROR-FREE OR WILL OPERATE WITHOUT INTERRUPTION, NOR DOES DANGER MAKE ANY WARRANTY REGARDING THE USE OF THE SOFTWARE OR THE RESULTS THEREFROM INCLUDING, WITHOUT LIMITATION, THEIR CORRECTNESS, ACCURACY OR RELIABILITY.

Software License & Distribution Agreement	Page 9 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

12)	INTELLECTUAL PROPERTY INDEMNIFICATION.

a)	Danger shall defend or settle at its expense any claim or suit brought against Motorola by a third party arising out of or in connection with any assertion that the [ * ], the [ * ] or any [ * ] and shall indemnify and hold harmless Motorola from damages, costs, and attorneys’ fees, if any, finally awarded in such suit or the amount of the settlement thereof; provided that (1) Danger is promptly notified in writing of such claim or suit, (2) Danger shall have the sole control of the defense and/or settlement thereof, and (3) Motorola furnishes to Danger, on request, all relevant information available to Motorola and reasonable cooperation for such defense. The foregoing in this section shall be the sole obligation of Danger and the exclusive remedy of Motorola with respect to any alleged infringement of any third party’s Intellectual Property Rights. Motorola shall not admit or settle any such claim or suit without the prior written consent of Danger.

b)	If use of Client Software, Server Software or Danger provided Third Party Software is enjoined, Danger must, at its own expense: (1) procure for Motorola the right to continue using such Software; or (2) replace or modify such Software with a functional, non-infringing equivalent. If Danger is unable to either procure the right to continue to use such Software or replace or modify such Software, Danger may terminate the license(s) granted only in those jurisdictions where the use of such Software is infringing and refund the license fee(s) paid. The parties agree that this indemnity will extend to any such replacement or modified Software. The Parties agree this refund constitutes liquidated damages and is not a penalty.

c)	Motorola shall defend or settle at its expense any claim or suit brought against Danger by a third party arising out of or in connection with any assertion that (i) the [ * ], the [ * ], the [ * ] or the [ * ], or (ii) the [ * ] (including but not limited [ * ]) and shall indemnify and hold harmless Danger from damages, costs, and attorneys’ fees, if any, finally awarded in such suit or the amount of the settlement thereof; provided that (1) Motorola is promptly notified in writing of such claim or suit, (2) Motorola shall have the sole control of the defense and/or settlement thereof, and (3) Danger furnishes to Motorola, on request, all relevant information available to Danger and reasonable cooperation for such defense. The foregoing in this section shall be the sole obligation of Motorola and the exclusive remedy of Danger with respect to any alleged infringement of any third party’s Intellectual Property Rights. Danger shall not admit or settle any such claim or suit without the prior written consent of Motorola.

d)	If use of any Motorola Software, Motorola provided Third Party Software or the Motorola Deliverables is enjoined, Motorola must, at its own expense: (1) procure for the parties the right to continue using such Software and Deliverables; or (2) replace or modify such Software or Deliverables with a functional, non-infringing equivalent. If Motorola is unable to either procure the right to continue to use such Software or Deliverables or replace or modify such Software or Deliverables, Motorola may terminate the license(s) granted only in those jurisdictions where the use of such Software or Deliverable is infringing and refund amounts paid by Danger to Motorola. The parties agree that this indemnity will extend to any such replacement or modified Motorola Software, Motorola provided Third Party Software and Motorola Deliverables. The Parties agree this refund constitutes liquidated damages and is not a penalty.

13)	LIMITATION OF LIABILITY. EXCEPT FOR EACH PARTY’S OBLIGATIONS UNDER SECTIONS 9 (CONFIDENTIALITY) AND 12 (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OR INACCURACY OF DATA, OR LOSS OF USE DAMAGES, OR ANY BREACH OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR EACH PARTY’S OBLIGATIONS UNDER SECTIONS 9 (CONFIDENTIALITY), AND 12 (INDEMNIFICATION), THE TOTAL LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR ANY AND ALL CLAIMS RELATING TO OR ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO [ * ]. THESE LIMITATIONS SHALL APPLY DESPITE THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY.

14)	TERM AND TERMINATION.

a)	Term. This Agreement shall be effective on the Effective Date and will remain in full force and effect for a period of three (3) years (the “Initial Term”). Thereafter, this Agreement shall automatically renew for subsequent one (1) year periods (each, a “Renewal Term”), unless either Party terminates this Agreement by written notice to the other Party at least one hundred and twenty (120) days prior to the end of the Initial Term or any Renewal Term.

b)	Termination. Either Party may terminate this Agreement for the following instances of default and will be entitled to exercise any remedies available to it at law or in equity if:

i)	A Party fails to cure any material nonperformance of its obligations, or material breach of any term or condition, within thirty (30) days after receipt of written notice.

Software License & Distribution Agreement	Page 10 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

ii)	A Party becomes insolvent or makes an assignment for the benefit of creditors or ceases to do business or institutes or has instituted against it any proceedings for bankruptcy, reorganization, insolvency, or liquidation or other proceedings under any bankruptcy or other law for the relief of debtors; and does not terminate such proceedings within ninety (90) days. All rights and licenses granted under or pursuant to this Statement of Work are, for purposes of Section 365(n) of the United States Bankruptcy Code (or any other section(s) of the United States Bankruptcy Code that address rights in executory contracts), 11 USC Section 101 et seq. (the “Bankruptcy Code”), licenses of rights to “intellectual property” as such term is defined under the Bankruptcy Code. The Parties agree that Motorola, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, and that Motorola shall have the right to retain and enforce its rights under each valid Statement of Work.

c)	Survival. Upon expiration or termination of this Agreement the obligations that, by their nature should survive termination or expiration of the Agreement shall so survive.

15)	MISCELLANEOUS.

a)	Notices. Except as otherwise provided for herein, all notices required by, or permitted to be given to, Motorola hereunder shall be in writing (including telegraphic communication) and shall be sent by registered mail (return receipt requested and postage prepaid), facsimile, overnight or two-day courier or delivered-in-person (“Notice”) and shall be addressed as follows:

If to Motorola:	With copy to:	If to Danger:	With copy to:
Motorola, Inc. Mobile Devices Business Development 600 N. U.S. Highway 45 Libertyville, IL 60048 U.S.A. Attn.: Vice President, Business Development Phone: [ * ] Fax Number:	Motorola, Inc. 600 N. U.S. Highway 45 Libertyville, IL 60048 U.S.A. Attn.: Law Department Fax: [ * ]	Danger, Inc. Attn: Chief Financial Officer 3101 Park Blvd. Palo Alto, CA 94306 Phone: [ * ] Fax: [ * ]	Danger, Inc. Attn: General Counsel 3101 Park Blvd. Palo Alto, CA 94306 Phone: [ * ] Fax: [ * ]

Mailed notices given as herein provided shall be considered to have been given seven (7) days after the mailing thereof, telegraphic or facsimile notices shall be considered to have been given on the day sent, overnight or two-day courier sent notices shall be considered to have been given three (3) days after sending, and delivered in person notices shall be considered to have been given on the day of delivery.

b)	Governing Law and Dispute Resolution. The laws of Illinois, disregarding its conflict of law provisions, govern this Agreement. The parties disclaim application of the United Nations Convention on Contracts for the International Sale of Goods. The state and Federal courts in Cook County, Illinois will have the exclusive jurisdiction and venue for any action under this Agreement and each party irrevocably agrees and submits to the exclusive venue and jurisdiction of these courts.

c)	Force Majeure. Neither Party shall be liable to the other for a failure to perform any of its obligations under this Agreement, except for payment obligations, due to circumstances beyond its reasonable control, provided such Party provides Notice of the delay.

d)	Relationship of the Parties. Each of the Parties shall be independent contractors in all aspects of this Agreement. Nothing in this Agreement will be deemed to constitute or create an agency, a joint venture, partnership, pooling arrangement, or other formal business entity or fiduciary relationship between Motorola and Danger.

e)	No Exclusivity. Each Party shall carry out its commitments under this Agreement in a manner that reflects favorably upon the good name and goodwill of the other Party. The Parties agree that the commitments under this Agreement are not exclusive and that, except as described in Section 8, either Party may enter into similar agreements with third parties, including either Party’s competitors.

Software License & Distribution Agreement	Page 11 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

f)	Assignment. Neither Party may assign this Agreement or any of its rights or obligations hereunder without the express written consent of the other Party. For purposes of this Agreement, a change in ownership of Danger shall be deemed an assignment. Notwithstanding the foregoing, Danger may assign this Agreement without Motorola’s prior written consent to a successor in interest to all or substantially all of Danger’s assets, capital stock or business that is not a [ * ]. For the purposes of this Agreement, a “[ * ]” shall mean a [ * ].

g)	Ethical Standards. Both parties will refrain from activities that are illegal, unethical or which might bring either Party or their respective products into disrepute or which might constitute or represent a serious conflict of interest or which might give the appearance of impropriety. Both parties will co-operate fully in any investigation or evaluation of such matters.

h)	Compliance with Laws. Both parties agree to comply with all applicable laws, regulations and standards of all jurisdictions applicable to the Product and services delivered and each Party’s performance under this Agreement.

i)	Export Laws. Motorola shall not export from anywhere any part of the Software or any direct product thereof except in compliance with, and with all licenses and approvals required under, applicable export laws, rules and regulations. To the extent that any such export laws, rules or regulations prohibit Motorola from complying with any of its obligations hereunder, such failure shall be excused and shall not constitute a breach of this Agreement.

j)	Equal Employment Opportunity, Affirmative Action, and Forced Labor.

i)	Danger agrees to comply with any and all applicable federal, state, and local equal employment opportunity, affirmative action, laws, statutes, rules, regulations, ordinances, and other guidelines.

ii)	Utilization of Small Business Concerns: If applicable, Service Provider will comply with (i) the provisions of U.S. Federal Acquisition Regulation (FAR) 52.219-8 pertaining to Utilization of Small Business Concerns and (ii) other state, and local small and other business utilization laws.

iii)	Equal Opportunity: If applicable, Service Provider will comply with the provisions of the U.S. Federal Acquisition Regulation (FAR) 52.222-21, 52.222-26, 52.222-35 and 52.222-36 pertaining to Segregated Facilities, Equal Opportunity, Equal Opportunity for Veterans, and Affirmative Action for Workers with Disabilities. If applicable, Service Provider will maintain, at each establishment, affirmative action programs required by the rules of the U.S. Secretary of Labor (41 CFR 60-1 and 60-2).

iv)	Danger represents that that material and services provided under this Agreement are not produced, manufactured, mined, or assembled, in whole or part, with the use of forced, convict, and/or indentured labor under penal sanction as prohibited by any state law or U.S statute, including any class of labor specified in section 307, Tariff Act of 1930, as implemented in 19 C.F.R. 12.42.

k)	Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions hereof shall be unaffected thereby and remain valid and enforceable as if such provision had not been set forth herein. The parties agree to substitute for such provision a valid provision that most closely approximates the intent of such severed provision.

l)	Waiver. Failure or delay by either Party to exercise any right or power under this Agreement will not operate as a waiver of such right or power.

m)	Controlling Terms. The Parties agree that the terms and conditions set out herein shall control over any terms that may appear in any purchase order, acceptance, acknowledgement, registration form, quotation, invoice, or other writing, and will not be binding on the parties unless specifically agreed to in writing signed by each Parties’ authorized representatives. If a conflict arises between any Exhibit and the terms and conditions herein, these terms and conditions will take precedence over any Exhibit.

Software License & Distribution Agreement	Page 12 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

n)	Publicity. Neither Party shall have the right to use the trade names or trademarks of the other Party without prior written consent. Neither Party shall publicize the terms and conditions of this Agreement.

Software License & Distribution Agreement	Page 13 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

EXHIBIT A

PRODUCT STATEMENT OF WORK

LICENSED SOFTWARE; TECHNICAL AND FUNCTIONAL SPECIFICATIONS

(INCLUDING DEVELOPMENT AND DELIVERY MILESTONES & ACCEPTANCE TEST CRITERIA)

I.	Scope. This SOW is for the “Zante” Product.

II.	Term and Termination. Term. This Statement of Work shall be effective on the Effective Date of the Agreement and will remain in full force and effect for a period commensurate with the term of the Agreement.

III.	[ * ] Fees.

A.	Motorola will [ * ] on each Product defined by this SOW manufactured by or on behalf of Motorola.

B.	[ * ] shall be responsible for [ * ] specified in the Table III-1 below. However, in no case shall [ * ] be responsible for [ * ] relating to [ * ], except where [ * ] is [ * ] via the [ * ] that requires [ * ]. [ * ] must [ * ] of the Agreement that would [ * ] to [ * ], including but not limited to [ * ]. [ * ], as currently defined, will include, but is not limited to, the following [ * ]. Vendor names listed below may change if sourced from a different vendor as mutually agreed. [ * ] shall be liable for any [ * ] fee(s) that is not listed in Table III-1 below or that is added after the Effective Date of the Agreement without [ * ] written approval and agreement as to which Party is responsible for paying the license fees for such [ * ]. Danger will provide a list of all software versions [ * ] and thereafter update the list monthly.

Table III-1

[ * ] Description	Vendor	Paid By
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

IV.	Client Software Warranty Period. The duration of the warranty period for the Client Software shall be a period of [ * ]. [ * ] shall not extend the Warranty Period or initiate a new Warranty Period. [ * ] shall have no liability for [ * ] due to [ * ] in the [ * ] for Products manufactured [ * ] of an [ * ] (if required) and [ * ] that [ * ] if the [ * ] was not [ * ] in the [ * ].

V.	Deliverables. All documents listed are hereby incorporated by reference into this SOW. If only parts of the documents are relevant to this project, they are specifically noted

A.	Deliverables/Outputs. The parties will provide the following Deliverables:

1.	Software. – supplied by Danger

a.	[ * ]

2.	Software Documentation (in electronic format, in English) – supplied by Danger.

a.	[ * ]

Software License & Distribution Agreement	Page 14 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

3.	Software Training – supplied by Danger.

a.	[ * ]

4.	Hardware – supplied by Motorola.

a.	Motorola shall provide Danger, [ * ] for testing, evaluation and field trials.

B.	Standards/Specifications. The Deliverables will meet the following standards and specifications:

1.	Software/Hardware: The Product will conform to the following requirements:

OS	Based on hiptop OS and Software Release 3.0 plus applicable updates and new releases.

Phone	Supports handheld, hands-free, and speakerphone modes, Customizable ringtones and Caller ID images, Voicemail, Call forwarding, Hold, Mute, Multi-party calling, Call log

Web Browser	HTML 4.0 Web Browser, SSL Support, Cookies support

E-Mail Client

Push email solution (“Instant email”)

Fetch from device account and up to 3 POP3/IMAP accounts

Transcoding support for of MS Word, Adobe Acrobat & Image attachments

Playback support for WAV sound file attachments

SMS	Short Message Service (SMS) Store messages on device or SIM Card Send/Receive Concatenated SMS Delivery Reports Reply Request

MMS	Multimedia Messaging Service (MMS) (Optional) Compose MMS with up to 3 slides Include a picture, sound, or a 20 second voice note on each slide. Digital Rights Management: Forward Lock

Instant Messaging	AIM, MSN Messenger and Yahoo Messenger clients available (Optional, at additional cost to Carriers) Full Buddy List functionality, Instant Buddy List updates

PIM Applications	Address Book, Contact sharing through Send/Receive of vCards, Calendar, To Do, Notes

Camera Gallery (Optional)	Captures of images from device camera Night mode options Stores up to 36 images, Photo Caller ID

Gaming and Entertainment	Mutually agreed upon game (optional per carrier) Premium Download Manager supports purchase and management of Ringtones and Applications Sonic Boom music player

Carrier-specific features	“My Faves” will be included in the software version for T-Mobile US

Software License & Distribution Agreement	Page 15 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

2.	Hardware:

a.	[ * ]

C.	Documentation of Schedule / Milestones for Deliverables. The following schedule states the target dates and performance milestones for the preparation and delivery of the Deliverables by the parties:

1.	[ * ]

D.	Milestone Reviews: The parties agree to have weekly conference calls and monthly face-to-face meetings to review program status and milestones.

VI.	Roles and Responsibilities. The following “Work Breakdown Schedule” will be the basis of roles and responsibilities of the parties, all schedules and, as applicable, cost performance reporting.

A.	Staffing. Work on the project shall be lead by the following persons from each Party:

1.	Danger: [ * ]

2.	Motorola: [ * ].

B.	Roles and Responsibilities of the Parties as set forth in Schedule 1, as updated from time to time

C.	The Program Manager will be each party’s point of contact for all technical and other details with the other party. Each party represents that its Program Manager shall have direct access to such party’s senior corporate managers, and maintain a close liaison with the other party’s Program Manager and program management representatives. The designation of a point of contact for each party is not intended to constrain each party’s management approach or to prevent direct communication between the parties’ project teams. The designation should clarify who bears ultimate responsibility for the success of each party’s efforts.

a.	Danger’s Program Manager (including address, phone, fax, email) will be: [ * ]

b.	Motorola’s Program Manager (including address, phone, fax, email) will be: [ * ].

D.	Motorola-Furnished Information and Equipment. Describe the data and equipment to be provided to Danger.

1.	Motorola shall provide Danger, [ * ] for testing, evaluation and field trials. The allocation of such [ * ]. In addition, as requested by [ * ] shall provide [ * ] with additional [ * ].

VII.	Software Development Activities.

A.	Software Design. The software design criteria and requirements are:

1.	Feature Complete. New features development is complete. Development team will transition to system integration and bug fixing. All features have been implemented according to the feature requirements and the unit has been tested by the developers.

2.	Alpha. Alpha represents the first stable build. The feature set is frozen. A build is sent to the licensee(s) to create their acceptance test and pass their test to Danger.

3.	Beta

a.	The Software/client/service includes all the functionality required to meet the release goals. Licensees are actively testing the software and submitting bugs.

Software License & Distribution Agreement	Page 16 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

b.	Danger provides the following:

i.	Danger forms an external test group.

ii.	Upgrades are made available for download.

iii.	Release notes for each build are posted.

4.	Final Candidate. All bugs against the release have either been resolved or postponed. Software is considered to be release quality. The goal of this period is to pass final internal QA testing and licensee/partner acceptance.

B.	Software Implementation and Unit Testing. Danger will perform the following tests and perform the following inspections:

1.	Feature complete -

a.	Prerequisites to entering SQA Feature Complete

i.	Feature complete test cycle is run

ii.	SQA identifies the build that is feature complete

iii.	Software passes all test cases in the Feature Complete test cycle

2.	Alpha

a.	Prerequisites to entering SQA Alpha

i.	No open P1 defects

ii.	No test blocking bugs are open

iii.	Final product feature set has been determined

iv.	All features have been tested on launch platforms

3.	Beta

a.	Prerequisites to entering SQA Beta

i.	All components in release have passed the Alpha milestone

ii.	All P1 and P2 defects are in the fixed state

iii.	P3 and other defects we are not fixing in this release are postponed

iv.	Bug fix rate exceeds find rate consistently for two weeks

4.	Final Candidate

a.	Prerequisites to entering SQA Final Candidate

i.	All bugs addressed via patches to final beta roll.

ii.	100% of Beta test cases completed on final versions of all HW platforms.

iii.	All stress and load testing completed.

iv.	Support declares the product is supportable/ready to ship.

Software License & Distribution Agreement	Page 17 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

v.	QA-qualified bugs re-verified in final version.

vi.	Final version selectively regression tested with no new bugs.

vii.	Bug find rate is lower than fix rate and steadily decreasing.

viii.	Beta testing with external users complete.

ix.	No Final candidate blocking bugs in existence.

VIII.	Software Product Discontinuance and End of Life Support. [ * ] shall give [ * ] [ * ] months written notice prior to issuance of an [ * ] for the Product. Following the issuance of such [ * ] shall provide support for the [ * ] only for the [ * ] or [ * ] following issuance of the [ * ], whichever is longer. [ * ] shall give [ * ] prior written notice of [ * ]. [ * ] shall have no obligation to provide support for any [ * ] following the expiration of the [ * ] notice period.

IX.	Warranty

A.	In Section 11(b) of the Agreement, Danger represents and warrants that, for a period of [ * ], the Client Software in such unit will perform in conformance with the Specifications and its Documentation; provided that the Client Software is used as specified in the Documentation. For this SOW, the parties also agree as set out below.

B.	In Section 6(c)(ii) of the Agreement, the parties agreed that [ * ] will collect all warranty returns for the Product, and using the methodology set out in subsections (C) and (D) below in this SOW, Motorola will determine on a [ * ] basis, (1) the [ * ] for each Product and (2) the [ * ] to the FDR for the Product (the “[ * ]”). Motorola will maintain commercially reasonable records with respect to warranty returns, and will report Client Software Based Repairs (“CSBRs”) (as defined below) to Danger in accordance with Section H below. Danger shall have the right to review such records on reasonable notice, times and frequency, [ * ] to FDR or [ * ], and [ * ]. [ * ] shall provide at least [ * ].

C.	In Section 6(c)(ii) of the Agreement, the parties agreed Motorola will calculate the FDR for the Product.

FDR shall be determined as follows:

1.	FDR for any given month is a fraction: the numerator is [ * ] (as defined below) for the month, and the denominator is [ * ] (as defined below) for the month.

2.	[ * ] is calculated as follows: [ * ] for any reason less [ * ] months prior to the return. [ * ] shall not include any [ * ]

3.	[ * ] is calculated as follows: [ * ]-month period.

4.	Accessories that are defective are [ * ] of Product; [ * ] configuration are counted.

5.	For the purposes of this Agreement, the month within which Ship Authorization of the Product occurs is Month 1 if commercial shipment occurs on or before the 15th day of that month, the second full month thereafter is Month 2, the third full month is Month 3, and so on. If commercial shipment occurs after the 15th day of a month, the first full month thereafter is Month 1, the second full month is Month 2, and the third full month is Month 3, and so on. “Ship Authorization” is defined as the date when (1) the Approval Certificate has been issued for production of the Product and (2) Motorola’s internal requirements to permit production units of a Product to be shipped by the ODM have been met.

D.	In Section 6(c)(ii) of the Agreement, the parties agreed Motorola will report its finding with respect to CSBRs to Danger and that the parties would [ * ] to ensure the Client Software does not contribute more than X% to the FDR per month, where “X” will be set forth in this SOW. For this SOW the parties agree to use [ * ] to ensure the SW Contribution to FDR will not exceed [ * ]%.

“SW Contribution to FDR” shall be determined as follows:

1.	SW Contribution to FDR for any given month is a fraction: the numerator is [ * ] (as defined below) for the month, and the denominator is the [ * ] (as defined in Section C above) for the month.

Software License & Distribution Agreement	Page 18 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

2.	CSBRs are calculated as follows: [ * ] in the categories listed as [ * ] below with a multiplier of [ * ] applied to the resulting total to account for repairs that may have been caused by [ * ].

a.	All of the Primary Repair Descriptions that begin with [ * ], plus

b.	All of the Primary Repair Descriptions entitled [ * ].

3.	[ * ]. Due to the difficulty of initially identifying a [ * ] defect versus a [ * ] defect, the parties agree to allocate [ * ]% of all [ * ] that begin with [ * ] to [ * ] repairs. Danger shall not be obligated to [ * ]. The parties shall [ * ] (in the case of [ * ]) or [ * ] (in the case of [ * ]) as mutually agreed. Danger will provide [ * ] debugging support to Motorola and Motorola’s manufacturing and repair partners in order to identify [ * ] bugs and correct errors. Such support shall be subject to [ * ] providing (at their expense) to Danger [ * ] and [ * ]. [ * ] shall also [ * ] for any [ * ].

E.	In Section 6(c)(ii)(1) of the Agreement, the parties agreed, for CSBRs, Danger would be responsible. For this SOW, the parties also agree as set out below.

1.	At the end of each [ * ] period following Ship Authorization for the Product (the “[ * ] Periods”), Danger will make a service payment to Motorola (the “Service Payment”) equal to the sum of [ * ] multiplied by the number of [ * ] during each such [ * ] Period that exceeds the sum of the [ * ] during each of the months in such [ * ] Period multiplied by [ * ]%.

2.	Expressed as a formula, the concept is as follows: Service Payment = [ * ]]

3.	Danger will pay Motorola’s Service Payment invoices [ * ] days after date of invoice.

4.	Except as set forth in Section F(2) below, Danger’s financial liability to Motorola for breach of its Client Software warranty in Section 11(b) shall be limited Service Payments. All Service Payments shall not exceed [ * ] in the aggregate in any [ * ] month period (measured from the Ship Authorization date and each anniversary of the Ship Authorization date).

F.	The parties agreed to [ * ] the FDR for each month does not exceed [ * ]%.

1.	Motorola will notify Danger if the FDR for [ * ] or more consecutive months exceeds [ * ]% and will report a summary of its findings and [ * ].

2.	A [ * ] SW Contribution to FDR level cannot exceed [ * ]% in any [ * ]. Should this level be exceeded and [ * ] or Motorola determines the product life will be terminated primarily due to such Monthly SW Contribution to FDR, Motorola will be entitled to reimbursement for all [ * ] with respect to the Product including but not limited to [ * ]. Motorola will reasonably [ * ]. Danger shall not be liable for such reimbursement if and to the extent that there is significant evidence that Client Software is not the cause of failures.

G.	Root Cause Analysis.

1.	If at any time the SW Contribution to FDR meets or exceeds[ * ], [ * ] may request [ * ] to send, at [ * ] expense, [ * ] failed units to [ * ] for analysis. [ * ] will reimburse [ * ], at [ * ] manufacturing cost (with batteries but without any other accessories), for any such units that are not returned repaired or in a repairable state to [ * ] within forty (40) days of [ * ] receipt. [ * ] shall also provide [ * ] with appropriate access to personnel and facilities, as reasonably requested by [ * ], and at [ * ] expense, so [ * ] analysis may be comprehensive. [ * ] will provide [ * ] its written analysis as soon as commercially reasonable.

2.	In the event that [ * ] root cause analysis determines that Client Software was not the cause of returns, [ * ] will provide its evidence to [ * ]. Within [ * ] days of [ * ] providing such evidence [ * ] will review the data and reasonably determine if any adjustments to the Service Payments past or present, are appropriate. If [ * ] reasonably disagrees with [ * ] determination, the Parties shall [ * ]. If an adjustment is appropriate, the credit/debit will be processed within [ * ].

Software License & Distribution Agreement	Page 19 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

H.	Reporting.

1.	[ * ] will report the following to [ * ] on a monthly basis, within [ * ] days after the end of each fiscal month:

a.	[ * ] report (including [ * ] numbers), and [ * ] for each repaired unit) for quality improvement purposes; and

b.	Total number of [ * ] for the month, including [ * ]), and [ * ] for each [ * ]. For each [ * ] shall also include, to the extent available, [ * ] information from the Approved Carrier and customer complaint information/codes.

2.	[ * ] will report to [ * ] updates on Product defects and problem resolution plans when the FDR exceed the rates specified in Section F(2) above. [ * ] will report to [ * ] updates on Product defects and problem resolution plans the [ * ] exceed the rates specified in Section F(2) above.

I.	Warranty Contacts. The following persons are identified as the primary interfaces between the two companies for warranty related issues and sustaining engineering activities:

Danger: [ * ], Director of Sustaining Engineering and Product Reliability, [ * ]

Motorola: [ * ], Global Business Operations Manager [ * ]

During the first [ * ] following commercial shipment of the Product, these contacts shall confer weekly to validate Repair Code classifications and ensure the integrity of data collection and reporting of warranty issues, this shall include participation in [ * ] process of having the first [ * ]. Such [ * ] would not be included in [ * ] for purpose of calculating [ * ]. Thereafter, these personnel should meet on an as needed basis (but to the extent that there are issues, no less frequently than [ * ] per [ * ]) to review quality and repair issues related to Client Software incorporated in the Products. As requested, [ * ] shall make arrangements for [ * ] to [ * ] to [ * ] and [ * ].

X.	Training. [ * ] will provide the following training to [ * ] (in English):

A.	[ * ], [ * ] shall provide one trainer for up to [ * ] of [ * ] training at [ * ] technical center during the [ * ] of this SOW.

B.	Such training will address the topics necessary to ensure that [ * ] can adequately provide complete support for the product, including, without limitation, general [ * ] and [ * ]; training on the [ * ]; training on the [ * ] training.

C.	Motorola and Danger will mutually agree on terms in the event additional ongoing training is necessary.

D.	The parties will cooperate in scheduling all required training sessions hereunder.

E.	No more than [ * ] personnel shall be in each training group, and no more than [ * ] training [ * ] shall be in each training session. [ * ] will be responsible for providing Products for its employees participating in training.

F.	[ * ] shall provide a copy of its training manual (in English) in electronic format to [ * ] during the term of the Agreement. To the extent that [ * ] updates the training manuals, it shall provide one copy (in English) of all such updates in electronic format to [ * ]

XI.	Maintenance & Support. Danger will provide support for the Deliverables pursuant to Exhibit B.

XII.	Miscellaneous. This SOW, when executed by the Parties, shall be binding on the Parties, shall constitute part of the Agreement, and shall be subject to the terms and conditions thereof. All capitalized terms used herein and not otherwise defined in this SOW shall have the meanings ascribed to them in the Agreement. In the event of any inconsistencies between the terms of this SOW and the terms of the Agreement, the terms of the SOW shall be controlling.

Software License & Distribution Agreement	Page 20 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

ACCEPTED AND AGREED:

MOTOROLA, INC.		DANGER

By:	/s/ Steve Lala	By:	/s/ Henry R. Nothhaft
Name:	Steve Lala	Name:	Henry R. Nothhaft
Title:	Corp. VP – 3GSM	Title:	Chairman & CEO
Date:	9/14/2006	Date:	9/20/2006

Software License & Distribution Agreement	Page 21 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

SCHEDULE 1

DOCUMENTATION OF ROLES AND RESPONSIBILITIES

[ * ]

Software License & Distribution Agreement	Page 22 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

[ * ] SOW CHANGE ORDER REQUEST

Software License and Distribution Agreement

Statement of Work

dated as of

Unless otherwise indicated, all defined terms will have the same meaning as in the agreement noted above between Motorola, Inc. and                      (who for purposes of this document is called “Danger”).

SOW No. or Subject:

SOW Date:

Motorola requests the following Changes to the SOW:

Description of Change	Start Date	Completion Date	Price Adjustment, if any

MOTOROLA, INC.

By:
Name:
Title:
Date:

(“Change Request Date”)

Software License & Distribution Agreement	Page 23 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

[ * ] SOW CHANGE ORDER ACCEPTANCE

Software License and Distribution Agreement

Statement of Work

SOW No. or Subject:

SOW Date:

Change Request Date:

Danger accepts the Change above, or if applicable, modifies it as follows:

Describe any Modification of the Change (if applicable):

Danger must submit any proposed adjustments in writing to Motorola within 30 calendar days of the Change Order Request. If Danger does not submit a proposed adjustment to Motorola within the 30 days, or if Danger begins to implement the Change before both parties have signed the Agreement to Amend SOW at the end of this document, then the Change will be considered accepted as requested by Motorola.

DANGER

By:
Name:
Title:
Date:

(“Change Acceptance Date”)

Software License & Distribution Agreement	Page 24 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

[ * ] AGREEMENT TO AMEND SOW

Software License and Distribution Agreement

Statement of Work

SOW No. or Subject:

SOW Date:

Change Request Date:

Change Acceptance Date:

This SOW is considered amended in the manner described above.

ACCEPTED AND AGREED:

MOTOROLA, INC.	DANGER

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Software License & Distribution Agreement	Page 25 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

EXHIBIT B

SUPPORT SERVICES

Licensor agrees to provide the following support and maintenance services to Motorola for the Client Software (“Support Services”) during the Support Period. The “Support Period” for each Client Software release shall begin on the date [ * ] and shall end [ * ]

1.	Licensor shall provide remote technical assistance and consultation to Motorola as follows:

For all issues during the hours from [ * ], Motorola may contact the Product Program Manager via telephone and email. The Product Program Manager and contact information are identified in the Statement of Work for each Product.

If the Product Program Manager is not available during the hours outlined above, Motorola may contact Danger’s [ * ] group at [ * ].

2.	Following notification by Motorola to Licensor of the existence of a defect, malfunction or error in the Client Software, Licensor shall (i) respond to Motorola’s support request and (ii) use best efforts to resolve the support issue, in accordance with the following schedule:

Schedule of Response/Resolution Times

Technical Severity Level	Response Time	Target Resolution Times
Severity 1:	[ * ] hours	[ * ] hour
Severity 2:	[ * ] hours	[ * ] hours
Severity 3:	[ * ] hours	[ * ] calendar days
Severity 4 & 5:	[ * ] hours	[ * ] calendar days

For the purposes of the Schedule of Response/Resolution Times set forth above, the following definitions shall apply:

Severity Level: The level of severity that [ * ] assigns to a given malfunction, defect or nonconformity of the Software.

Severity Level 1 (Critical) - means a problem that renders the product unfit for use and/or unable to be serviced. Problems of this severity usually result in the replacement or repair of all products containing the defective item.

Severity Level 2 (Serious) - means a problem that produces intermittent loss of function or degraded performance. Problems of this severity usually result in the discontinuance of production and distribution of the product until the problem is corrected.

Severity Level 3 (Moderate) - means a problem that impedes, but does not prevent the user from accomplishing the desired function. The customer will likely ignore the problem or find a “work around.” Some customers may register a complaint

Severity Level 4 (Minor) - means a minor problem that does not impede a customer from accomplishing any desired function. The customer may or may not notice the problem, and is unlikely to register a complaint. The customer’s perception of the quality may be damaged if several such problems are evident.

Severity Level 5 (Transparent) - means a problem that is invisible to the customer. The problem may be outside the executable software, e.g., development documentation. (Product documentation problems are at least Severity 4).

Response: The acknowledgement that a problem has been reported and Licensor’s technical assessment of the problem and suggestion for a course of action for resolution based on the information provided by Motorola.

Response Time: The maximum time period (within specified support hours defined in Section of this exhibit) permitted for Licensor to provide a Response to Motorola, with such period commencing on receipt of Motorola’s telephonic notification of such problem.

Software License & Distribution Agreement	Page 26 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

Target Resolution Time: The time targeted by Licensor to resolve the problem, with such time period commencing upon the completion of the technical Response Time.

3.	If Licensor cannot correct the Client Software within [ * ] from the time of notification by Motorola, Licensor will at Motorola’s request place at least [ * ] to provide emergency remedial maintenance services for [ * ] issues. If Motorola and Licensor jointly determine that the Client Software did not cause the problem, Motorola will [ * ] for the [ * ] at [ * ] for [ * ]. When making a request for [ * ] to be placed at [ * ] agrees to consider Licensor’s determination of whether the [ * ] can be more effective in resolving the problem at [ * ].

4.	If any malfunction, defect or nonconformity reported to Licensor by Motorola pursuant to this Section is the result of [ * ] of the Software or is unrelated to the Software, [ * ] shall [ * ] to correct such malfunction, defect or nonconformity at [ * ] for such services.

5.	Licensor shall [ * ] while performing the Support Services and Licensor will [ * ] Licensor’s employees performing Support Services on site at Motorola facilities.

Software License & Distribution Agreement	Page 27 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

EXHIBIT C

LICENSOR SUPPLEMENT

FORM FOR

MASTER TECHNOLOGY ESCROW DEPOSIT AGREEMENT

Licensee Supplement Number

Licensor, Motorola Inc. and its Affiliates, (“Licensee”) and Iron Mountain Intellectual Property Management, Inc. (f/k/a) DSI Technology Escrow Services, Inc., “DSI” and hereafter, “Iron Mountain”), hereby acknowledge that Danger, Inc. is the “Licensor” referred to in the Master Technology Escrow Deposit Agreement (“Agreement”) effective October 1, 2003, amended by Addendum #1, dated January 1, 2005, with Iron Mountain as the escrow agent and Motorola, Inc. as the Licensee. The term “Agreement” includes the amendments and addenda thereto. In addition to Iron Mountain and Licensee by its signature below, Licensor by its signature hereby agrees to be bound by all provisions of such Agreement.

Deposit Account Number (to be assigned by Iron Mountain):

The following terms shall apply to Licensor’s Deposit Materials and the management of the Deposit Account governed by this Licensor Supplement (the “Supplement”). In the event of any conflict between this Supplement and the Agreement, this Supplement shall govern.

1. Affiliates. The Deposit Materials will not be released to any Motorola’s affiliates, unless Motorola owns at least 50% of the outstanding capital or voting stock of such affiliate.

2. Deposit Materials. Section 5 of the Agreement is modified to account for the following: the Deposit Materials include (i) Licensor’s proprietary software that is part of the Client Software (as defined in Contract) and (ii) Third Party Software (as defined in the Contract) that is part of the Client Software, but only to the extent that Licensor has the contractual right to place such Third Party Software in to the Escrow Account. Licensee acknowledges that it may have to acquire rights directly from the licensors of Third Party Software in order to make full use of Client Software.

3. Term. Licensor shall have no obligation to make updates to the Deposit Materials that pertain to a Product (as defined in the Contract) 24 months after the last shipment of a Product to a wireless carrier customer.

4. Verification Rights. Use of Licensor’s facilities for verification purposes shall only be permitted during normal business hours and only upon at least five (5) business days’ advance written notice to Licensor. Licensee shall only be entitled to observe the compilation or verification of the Deposit Materials if agreed by Licensor in writing following the verification request.

5. Release Conditions. Section 12(a) –(h) of the Agreement is replaced in its entirety will with following:

a.	Licensor materially breaches [ * ] imposed on it pursuant to the Contract or other agreement between Licensor and Licensee specifically referencing this Agreement (collectively, “[ * ]”) and, within [ * ] business days after receipt of written notice of such breach from Licensee, Licensor has not cured such breach or provided Licensee with assurances (reasonably acceptable to Licensee) that the breach will be cured promptly. For the purposes of this Section 12(a), Licensor’s failure to provide its [ * ] at a [ * ] generally accepted for the industry shall be deemed a material breach of its [ * ] obligations under the Contract. ; or

b.	Licensor makes an [ * ] (as defined below) of the [ * ] to a [ * ] (as defined in the Contract) and Licensor does not [ * ] in the [ * ] to perform its [ * ] obligations to Licensee. [ * ] shall mean Licensor’s [ * ] that is not part of a [ * ]. [ * ] to an [ * ] Licensor shall not constitute an [ * ]; or

c.	Licensor’s uncured, material breach of its [ * ] under an SOW (as defined in the Contract) for which, following written notice from Licensee, Licensor [ * ] that Licensor [ * ]; or

Software License & Distribution Agreement	Page 28 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

d.	The [ * ] as indicated by the occurrence of any one of the following events; (i) [ * ]

6. Damages Waiver. Notwithstanding the damages waivers in the Agreement, the parties to this Supplement shall be liable for consequential damages for any material breach of their respective confidentiality obligations under the Agreement.

Conditions for Use Following Release. The phrase “continuing the benefits afforded to Licensee by the Contract” in Section 13 of the Agreement shall be limited to use of the Client Software to support the manufacture, development, distribution, marketing and repair of Products [ * ].

Effective Date of Licensor Supplement (to be assigned by Iron Mountain):

Licensor, Licensee, and Iron Mountain each acknowledges that it has read the Agreement, its Exhibits, and Licensor Supplement and Exhibits, understands each, and agrees to be bound by its terms.

Licensor	Licensee (as applicable, fill with Motorola, Inc., and its Affiliates)

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Iron Mountain Intellectual Property Management

By:
Name:
Title:
Date:

Software License & Distribution Agreement	Page 29 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

LICENSOR SUPPLEMENT

FORM FOR

MASTER TECHNOLOGY ESCROW DEPOSIT AGREEMENT

(Continued)

MATERIALS TO BE DEPOSITED BY LICENSOR:

Licensor represents to Licensee that Deposit Materials delivered to Iron Mountain shall consist of the following:

Licensed Program or Software:

Version & Release Numbers:

License type:

Quantity:

Software License & Distribution Agreement	Page 30 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

EXHIBIT “A” TO

LICENSOR SUPPLEMENT FOR

MASTER TECHNOLOGY ESCROW DEPOSIT AGREEMENT

Deposit Account Number:

DESIGNATED REPRESENTATIVES AND LOCATIONS

Notices to Licensor regarding Agreement Terms and Conditions should be addressed to the following representatives:

Licensor:
Address:

Designated Representative:
Phone:

And Licensor’s Alternate Designated Representative

Licensor:
Address:

Designated Representative:
Phone:

Notices to Licensee (Motorola, Inc., or its Affiliate) regarding Agreement Terms and Conditions should be addressed to the following representatives:

Licensee:
Address:

Designated Representative:
Phone:

And Licensee’s Alternate Designated Representative “Business Owner”

Licensee:
Address:

Designated Representative:
Phone:

Software License & Distribution Agreement	Page 31 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

EXHIBIT “A” TO

LICENSOR SUPPLEMENT FOR

MASTER TECHNOLOGY ESCROW DEPOSIT AGREEMENT

(Continued)

Invoices for Licensor should be addressed to:

Company Name:

Address:

Designated	Contact:

Telephone:
Facsimile:
E-mail:

Verification	Contact:

P. O. number, if required

    Or

Invoices for Licensee should be addressed to:

Company Name:

Address:

Designated	Contact:

Telephone:
Facsimile:
E-mail:

Verification	Contact:

P. O. number, if required

Software License & Distribution Agreement	Page 32 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

EXHIBIT “A” TO

LICENSOR SUPPLEMENT FOR

MASTER TECHNOLOGY ESCROW DEPOSIT AGREEMENT

(Continued)

Notices to Iron Mountain

All notices and requests from Licensee or Licensor to Iron Mountain, including change of the Designated or Alternate Representative, must be given in writing and signed by an officer of Licensee or Licensor as the case may be.

All Contracts, Deposit Materials and Official Notifications to Iron Mountain should be addressed to:

Iron Mountain Intellectual Property Management, Inc.

ATTN: Contract Administration

2100 Norcross Parkway

Suite 150

Norcross, GA 30071

(Ph) 770-239-9200

(Fax) 770-239-9201

Date:

Invoice Inquiries and Remittance of Invoiced Fees to Iron Mountain should be addressed to:

Iron Mountain Intellectual Property Management, Inc.

Accounts Receivable

PO Box 27131

New York, NY 10087-7131

Software License & Distribution Agreement	Page 33 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

EXHIBIT “B” TO

MASTER TECHNOLOGY ESCROW DEPOSIT AGREEMENT

DESCRIPTION OF DEPOSIT MATERIALS

Licensor Company Name

Deposit Account Number

Product Name

(Product Name will appear as Exhibit B Name on Account History report)

Version

DEPOSIT MATERIAL DESCRIPTION:

Quantity Media Type & Size	Label Description of Each Separate Item
(Please use other side if additional space is needed)

Disk 3.5” or
DAT tape mm
CD-ROM
Data cartridge tape
TK 70 or tape
Magnetic tape
Documentation
Other

PRODUCT DESCRIPTION:

Environment (include Operating System & Hardware Platform requirements)

DEPOSIT MATERIAL INFORMATION:

Is the media or are any of the files encrypted? Yes / No If yes, please include any passwords and the decryption tools.

Encryption tool name	Version
Hardware required
Software required
Other required information

I certify for Licensor that the above described Deposit Materials have been transmitted to Iron Mountain:		Iron Mountain has visually inspected and accepted the above materials (any exceptions are noted above):

Signature	Signature
Print Name		Print Name
Date		Date Accepted
E-mail	Exhibit B#

Software License & Distribution Agreement	Page 34 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

M O T O R O L A / D A N G E R    C O N F I D E N T I A L    P  R O P R I E T A R Y

EXHIBIT D: Claims and Litigation Disclosure

[ * ]

Software License & Distribution Agreement	Page 35 of 35	Version 17 May 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.